NETBANK, INC.


                          EMPLOYEE STOCK PURCHASE PLAN


1.   PURPOSE.

     The NetBank, Inc. Employee Stock Purchase Plan (the "Plan") is being established for the benefit of employees of NetBank, Inc., a Georgia corporation (the "Company"), and certain affiliated companies. The Plan is intended to provide eligible employees with an opportunity to purchase shares of common stock, $.01 par value, of the Company (the "Shares"), through accumulated payroll deductions. It is the intention of the Company that the Plan qualify, as an "employee stock purchase plan" within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

2.   DEFINITIONS.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Business Day" shall mean a day on which there is permitted trading of the Shares on the NASDAQ National Market or on a national securities exchange, whichever is applicable; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of Georgia.

     (c) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse share split, combination or exchange of shares, repurchase of Shares, change in corporate structure or otherwise.

     (d) "Change in Control of the Company" shall mean any one of the following events, which may occur:

          (i) the acquisition by any individual, entity or "group", within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company where such acquisition causes any such Person to own 25% or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this clause (i), the following shall not be deemed to result in a Change in Control,
(A) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company, in which case any such subsequent acquisition shall be deemed to be a Change in Control; (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (C) any acquisition by merger, consolidation, share exchange, combination, reorganization, sale or transfer or like transaction that is not otherwise described in Section clauses (iii) or (iv) below as long as no Person (other than an employee benefit plan or related trust sponsored or maintained by the Company, any corporation controlled by the Company or any company resulting

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from such business  combination)  obtains beneficial ownership of 25% or more of the then Outstanding Voting Securities;

          (ii)   a   merger,   consolidation,   share   exchange,   combination,
reorganization or like transaction involving the Company in which the stockholders of the Company immediately prior to such transaction do not own at least 50% of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

          (iii) the sale or transfer (other than as security for the Company's obligations) of more than 50% of the assets of the Company in any one transaction, a series of related transactions or a series of transactions occurring within a 1-year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least 50% of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

          (iv) the sale or transfer of more than 50% of the value or voting power of the issued and outstanding capital stock of the Company by the holders thereof in any one transaction, a series of related transactions or a series of transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least 50% of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction; or

          (v) the dissolution or liquidation of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" shall mean the Compensation Committee or any other committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein.

     (g) "Company" shall mean NetBank, Inc., a corporation organized under the laws of the State of Georgia, or any successor corporation.

     (h) "Compensation" shall mean the fixed salary or regular hourly pay (for Employees ;paid on an hourly basis) paid by an Employer to an Employee as reported by the Employer to the United States government for federal income tax purposes, including any such salary or regular hourly pay which is included in the Employee's portion of compensation deferral contributions pursuant to
Section 401(k) of the Code, any amount excludable pursuant to Section 125 of the Code, but excluding any commissions, non-qualified compensation deferrals, foreign service allowance, severance pay, expense reimbursement, bonuses, overtime pay from the Employer or any benefit paid by a third-party payer under any employee benefit plan maintained by the Employer.

     (i) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employee's Employer if either (i) such leave is for a continuous period of not more than six months and such leave continues during


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such period in accordance with the terms of such agreement, or (ii) reemployment upon the expiration of such leave is guaranteed by contract or statute.

     (j) "Designated Subsidiaries" shall mean all the Subsidiaries of the Company, including any entity, which becomes a Subsidiary of the Company after the adoption of the Plan, unless the Board, in its sole and absolute discretion, identifies a Subsidiary as ineligible to participate in the Plan.

     (k) "Effective Date" shall have the meaning set forth in Section 22 hereof.

     (l) "Employee" shall mean any person, including an officer, who as of an Offering Date is (i) regularly employed by the Company or a Designated Subsidiary of the Company for more than twenty (20) hours per week, and (ii) who has been so employed by all such Employers for a period of six consecutive months.

     (m) "Employer" shall mean, as to any particular Employee, the entity which employs such Employee, whether it is the Company or a Designated Subsidiary of the Company.

     (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (o) "Exercise Date" shall mean the last Business Day of each Offering Period, except as the Committee may otherwise provide.

     (p) "Fair Market Value" per Share as of a particular date shall mean:

          (i) If the Shares are at the time listed or admitted to trading on any stock exchange (including the NASDAQ National Stock Market), the mean between the lowest and highest reported sale prices of a Share on the date in question on the principal exchange on which the Shares are then listed or admitted to trading. If no reported sale of Shares takes place on the date in question on the principal exchange, then the reported closing sale price of the Shares on such date on the principal exchange shall be the of "Fair Market Value."

          (ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the mean between the closing reported sale price of the Shares on the date in question in the over-the-counter market.

          (iii) if there also is no price as specified in (i) or (ii), the price determined by the Committee for the date in question.

     (q) "Offering Date" shall mean the first Business Day of each Offering Period. Notwithstanding the foregoing, the first Offering Date following the adoption of the Plan by the Board shall be the Effective Date.

     (r) "Offering Period" shall mean each six (6) month period commencing on January 1 and July 1, respectively, which periods shall end on June 30 and December 31, respectively; provided, however, that the Committee shall have the power to change the duration of Offering Periods; provided further, however, that no option granted under the Plan shall be exercisable more than twenty-seven (27) months from its date of grant. Notwithstanding the foregoing, the first Offering Period following the adoption of the Plan by the Board shall begin on the Effective Date.


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     (s)  "Parent"  shall mean any  corporation  (other than the  Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other entities in such chain.

     (t) "Participant" shall mean an Employee who participates in the Plan.

     (u) "Plan" shall mean the NetBank, Inc. Employee Stock Purchase Plan, as amended from time to time.

     (v) "Shares" shall mean common stock, no par value, of the Company.

     (w) "Subsidiary" shall mean any corporation (other than the Company) or other business organization in an unbroken chain of corporations or business organizations beginning with the Company, if, at the time of granting an option, each of the corporations or other business organizations other than the last corporation or such other business organization in the unbroken chain owns shares or other voting securities possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or other voting securities in one of the other corporations or such business organizations in such chain.

3.   ELIGIBILITY.

     (a) Subject to the requirements of Sections 3(b), 4(b) and 20(d) hereof, any person who is an eligible Employee as of an Offering Date shall be eligible to participate in the Plan and be granted an option for the Offering Period commencing on such Offering Date.

     (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined as of the Offering Date) for any calendar year in which such option would be outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the Employee's accumulated payroll deductions on the last day of the Offering Period would otherwise enable the Employee to purchase Shares in excess of the Section 423(b)(8) limitation described in this Section 3(b), the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the Shares actually purchased shall be credited towards the next Offering Period. In the event the Employee elects to discontinue participation in the Plan, such amount shall be promptly refunded to the Employee by the Company, without interest.

4.   GRANT OF OPTION; PARTICIPATION; PRICE.

     (a) On each Offering Date, the Company shall commence an offering by granting each eligible Employee an option to purchase Shares, subject to the


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

limitations set forth in Section 3(b) and Section 10 hereof. Subject to the other terms of the Plan (including such limitations as may apply pursuant to Section 3(b) hereof), the maximum number of Shares which may be acquired by any Employee pursuant to the Plan during any Offering Period shall not exceed 1,000.

     (b) Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, by filing an agreement with his or her Employer authorizing payroll deductions in accordance with Section 5 hereof. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date. Such authorization to make payroll deductions must be received by the Company at least 30 days before the next succeeding Offering Date.

     (c) The option price per Share subject to an offering shall be the lesser of (i) 85% of the Fair Market Value of the Shares on the Offering Date of reference or (ii) 85% of the Fair Market Value of the Shares on the Exercise Date of reference; and, provided further that the option price per Share shall never be less than the par value per Share.

5.   PAYROLL DEDUCTIONS.

     Subject to Section 4(b) hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize a payroll deduction of any dollar amount; provided however, that in no event may a payroll deduction exceed 15% of such Participant's Compensation each pay period (the permissible range and any other limitation applicable to Participants determined by the Committee from time to time). A Participant may not increase or decrease such payroll deduction (provided that a Participant may withdraw from the Plan under Section 8 hereof) during each Offering Period (unless otherwise allowed by the Committee in its sole discretion). All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan.

6.   EXERCISE OF OPTION.

     (a) Unless (i) a Participant  withdraws  from the Plan in  accordance  with
Section 8 hereof, (ii), or the Committee otherwise provides, such Participant's election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares (excluding any fractional Share, for which purposes the purchase amount shall be rounded to the next lower whole number of Shares) subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions.

     (b) Any cash balance remaining in a Participant's account after the termination of an Offering Period will be carried forward to the Participant's account for the purchase of Shares during the next Offering Period if the Participant has elected to continue to participate in the Plan. Otherwise, the Participant will receive a cash payment equal to the cash balance of his or her account.

     (c) The Shares purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan within thirty (30) Business Days after the Exercise Date and shall be deemed to be transferred to the Participant as of such crediting date. Except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to credited Shares.



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

7.   DELIVERY OF SHARES.

     (a) As promptly as practicable after receipt by the Company of a written request for withdrawal of Shares from any Participant's account (or, in the discretion of the Committee, at any time after the termination of employment of any Participant), the Company shall arrange the delivery to such Participant of a share certificate representing the whole Shares credited to the Participant's account which the Participant requests to withdraw. Subject to Section 7(b) hereof, withdrawals may be made no more frequently than once each Offering Period. Shares received upon share dividends or share splits shall be treated as having been purchased on the Exercise Date of the Shares to which they relate.

     (b) Notwithstanding anything in Section 7(a) hereof to the contrary, Shares may be withdrawn by a Participant more than once during an Offering Period under the following circumstances: (i) within sixty (60) days following a Change in Control of the Company or (ii) upon the approval of the Committee, in its sole discretion.

8.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     (a) A Participant may withdraw at any time all, but not less than all, cash amounts in his or her account under the Plan that have not been used to purchase Shares by giving written notice to the Company at least thirty (30) days prior to the next occurring Exercise Date or otherwise as may be approved by the Committee in its sole discretion. If an election to withdraw is not timely made, payroll deductions shall continue for the rest of the Offering Period and amounts in the Participants' account will be used to acquire Shares in accordance with the Plan. All such payroll deductions credited to such Participant's account shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares will be made for such Participant during such Offering Period.

     (b) Upon termination of a Participant's Continuous Status as an Employee during an Offering Period and prior to the Exercise Date for any reason, including voluntary termination, retirement or death, the payroll deductions credited to such Participant's account that have not been used to purchase
Shares shall be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 12 hereof, and such Participant's option will be automatically terminated. Notwithstanding the foregoing, upon the termination of a Participant's employment because of the Participant's death, the Participant's beneficiary (designated by the Participant in accordance with Section 12 hereof) shall have the right to elect, by written notice given to the Company prior to the earlier of thirty (30) days prior to the next occurring Exercise Date (or otherwise as may be determined by the Committee in its sole discretion) under the Plan or the sixtieth (60th) day after the Participant's death, to exercise the Participant's option for the purchase of Shares on such Exercise Date for the purchase of the number of full Shares which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be paid to the Participant's estate. If no such written notice of election is duly received by the Company, the first sentence of this Section 8(b) shall control.

     (c) A Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.



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9.   INTEREST.

     No interest shall accrue on or be payable with respect to the payroll deductions of a Participant credited to the Participant's account.

10.  SHARES.

     (a) The maximum number of Shares which shall be reserved and available for sale under the Plan shall be 500,000 Shares, which number shall be subject to adjustment upon Changes in Capitalization of the Company as provided in Section 16 hereof. Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 4 hereof on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

     (b) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

     (c) Until Shares shall have been credited to a Participant's account in accordance with Section 6(c) hereof, the Participant shall not have any rights or privileges of a shareholder with respect to any Shares purchasable hereunder.

11.  ADMINISTRATION.

     The Plan shall be administered by the Committee, and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision evidenced by the unanimous written consent of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Except as otherwise provided by the Committee, each Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer's Employees. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.



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12.  DESIGNATION OF BENEFICIARY.

     (a) A Participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash remaining in such Participant's account under the Plan in the event of the Participant's death.

     (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.  TRANSFERABILITY.

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 12 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

14.  USE OF FUNDS.

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

15.  ACCOUNTS; REPORTS.

     Individual accounts will be maintained for each Participant in the Plan on the books and records of the Company. There shall be no requirement that any amounts be deposited in an escrow, fund or other separate account with respect to any such amounts, it being intended that each such account is merely a book-keeping entry account. Statements of account will be given to Participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, dividends, dividend reinvestments and additional cash payments, the per Share purchase price, the number of shares purchased, the aggregate Shares in the Participant's account and the remaining cash balance, if any.

16.  EFFECT OF CERTAIN CHANGES.

     If there is a Change in Capitalization or an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised. In the event of a Change in Control of the Company, the Offering Period shall terminate unless otherwise provided by the Committee. For purposes of the preceding sentence, (i) the Committee may establish the date of the event constituting the Change in Control and such date shall be the Exercise Date for such Offering Period, or (ii) the


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Committee  may terminate the Plan in which case all Shares and cash amounts in a
Participant's account shall be refunded as elsewhere provided herein.

17.  TERM OF PLAN.

     Subject to the Board's right to discontinue the Plan (and thereby end its Term) pursuant to Section 18 hereof, the Term of the Plan (and its last Offering Period) shall end on December 31, 2010. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants' accounts under the Plan shall be delivered to the respective Participant (or the Participant's legal representative) as soon as practicable.

18.  AMENDMENT TO AND DISCONTINUANCE OF PLAN.

     Except as otherwise provided in this Section 18, the Board may at any time amend, suspend or discontinue the Plan without the need for shareholder approval. Except as provided in Section 16 hereof, no such suspension or discontinuance may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant. No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company but only if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule.

19.  NOTICES.

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW; SECTION 16 COMPLIANCE.

     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Georgia without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. This Plan shall be subject to the approval of the holders of a majority of the Shares present and represented (in person or by proxy) at a special or annual meeting of the shareholders held on or before the December 31, 2001.

     (d) Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the


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

requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warranty from the Participant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

     (e) Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any account, or the execution of any subscription agreement, or the issuance of any Shares under the Plan, shall give any Employee any right to continue employment or any legal or equitable right against the Company or any Subsidiary, or any officer, director, or employee thereof, except as expressly provided by the Plan.

21.  WITHHOLDING OF TAXES.

     By electing to participate in the Plan, each Employee acknowledges that the Company and its Designated Subsidiaries are required to withhold taxes with respect to the amounts deducted from the Employee's Compensation and accumulated for the benefit of the Employee under the Plan, and each Employee agrees that the Company and its Designated Subsidiaries may deduct additional amounts from the Employee's Compensation, when amounts are added to the Employee's Account, used to purchase common stock or refunded, in order to satisfy such withholding obligations. If the Participant makes a disposition, within the meaning of
Section 424(c) of the Code and the regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the option is being treated as granted for purposes of Section 423 of the Code or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Participant's Employer any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold. The Participant's Employer may also satisfy any applicable withholding amounts by deducting the necessary amounts of withholding from the Participant's wages and, in the Committee's sole discretion, any other amounts owed to or held for the account of the Participant.

22.  EFFECTIVE DATE.

     The Plan shall be effective (the "Effective Date") as of the latter to occur of (a) January 1, 2001, and (b) the date on which this Plan shall have been approved by the Board; provided however, that in no event shall any Shares be acquired by Employees pursuant to the Plan until the latter to occur of (x) the date on which this Plan shall have been approved by the shareholders as set forth in Section 20(c) hereof; or (y) a registration statement for the Plan shall have become effective under the Securities Act of 1933, as amended; provided further, that if the Plan is not approved by the shareholders by December 31, 2001, the Plan shall not become effective.



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